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                                                                  Exhibit 4.16.1

                    REAL ESTATE MORTGAGE, SECURITY AGREEMENT
                               AND FIXTURE FILING

     THIS INSTRUMENT (hereinafter called the "Mortgage") made this 15th day of September, 2003, by CASTING TECHNOLOGY COMPANY, an Indiana general partnership, having its principal office at 1450 Musicland Drive, Franklin, Indiana 46131 ("Mortgagor"), in favor of THE PROVIDENT BANK, an Ohio banking corporation, having an address of One East Fourth Street, Cincinnati, Ohio 45202 ("Mortgagee");

                              W I T N E S S E T H:

     FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited, the receipt of which is hereby acknowledged, Mortgagor hereby mortgages and warrants to Mortgagee, its successors and assigns, and grants it and them a security interest in and lien upon, the following property, to-wit:

     The real estate located in Johnson County, Indiana, which is described on Exhibit A attached hereto and incorporated herein by reference as though set forth herein in full ("Property"); and

     The personal property described on Exhibit B attached hereto and incorporated herein by reference as though set forth herein in full;

     TOGETHER WITH, all rents, issues, profits, royalties, income and other benefits derived from the Property (collectively the "Rents"), subject to the right, power and authority hereinafter given to Mortgagor to collect and apply such rents;

     TOGETHER WITH, all leasehold estate, right, title and interest of Mortgagor in and to all leases or subleases covering the Property or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Mortgagor thereunder, including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature;

     TOGETHER WITH, all right, title and interest of Mortgagor in and to all options to purchase or lease the Property or any portion thereof or interest therein, and any greater estate in the Property owned or hereafter acquired;

     TOGETHER WITH, all interests, estate or other claims, both at law and in equity, which Mortgagor now has or may hereafter acquire in the Property;

     TOGETHER WITH, all easements, rights-of-way and rights used in connection therewith or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto, and all water rights and shares of stock evidencing the same;

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     TOGETHER WITH, all rights, title and interest of Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Property, and any and all sidewalks, alleys and strips and gores or land adjacent to or used in connection with the Property;

     TOGETHER WITH, any and all buildings and improvements now or hereafter erected thereon, including, but not limited to, the fixtures, attachments, appliances, equipment, machinery and other articles attached to said buildings and improvements (the "Improvements");

     TOGETHER WITH, all right, title and interest of Mortgagor in and to all fixtures owned by Mortgagor and now or at any time hereafter located on or at the Property or used in connection therewith and the personal property described on Exhibit B attached hereto and incorporated herein by reference as though set forth herein in full (collectively, the "Personal Property"); and

     TOGETHER WITH, all the estate, interest, right, title, other claim or demand, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which Mortgagor now has or may hereafter acquire in the Property, and any and all awards made for the taking by eminent domain, or by any proceedings or purchase in lieu thereof, of the whole or any part of the Mortgaged Property (as hereinafter defined), including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages.

         The property and interest hereby mortgaged to Mortgagee may hereafter be referred to as the "Mortgaged Property". The Mortgagor covenants that it is lawfully seized of the Mortgaged Property and has fee simple title to the Property; that it has a good right to convey the same; that the Mortgaged Property is free from all liens and encumbrances, except those matters more particularly described in Exhibit C attached hereto and incorporated herein by reference (the "Permitted Exceptions"); and that the Mortgagor will warrant and defend the title to the Mortgaged Property against all claims made thereon other than Permitted Exceptions.

                          FOR THE PURPOSE OF SECURING:

         Payment of indebtedness in the principal amount of Five Million Dollars ($5,000,000) with interest thereon, evidenced by a Credit Note of even date herewith (such Credit Note, as the same may be hereinafter modified, amended, restated, extended or renewed, being referred to herein as the "Credit Note"), due and payable on or before September 30, 2006 (on terms which are more fully provided in the hereinafter described Credit Agreement), executed by Mortgagor, which has been delivered to and is payable to the order of Mortgagee, and which by this reference is hereby made a part hereof, and any and all modifications, amendments, restatements, extensions, or renewals thereof;

     Payment of indebtedness in the principal amount of Three Million Dollars ($3,000,000) with interest thereon, evidenced by a Term Note of even date herewith (such Term Note, as the same may be hereinafter modified, amended, restated, extended or renewed, being referred to herein as the "Term Note"), due and payable on or before September 30, 2008 (on terms which are more fully provided in the hereinafter described Credit Agreement), executed by Mortgagor,

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which has been delivered to and is payable to the order of Mortgagee, and which by this reference is hereby made a part hereof, and any and all modifications, amendments, restatements, extensions, or renewals thereof (the Credit Note and the Term Note being hereinafter referred to collectively as the "Notes");

     Performance of all Obligations, as defined in that certain Credit Agreement of even date herewith between Mortgagor and Mortgagee (such Credit Agreement, as the same may be modified, amended or restated from time to time, being referred to herein as "Credit Agreement");

     Payment of all sums advanced by Mortgagee to protect the Mortgaged Property, with interest thereon at the default rate of interest provided in the Notes (the "Default Rate") and payment of any and all amounts set forth in
Section 1.21 hereof; and Payment of all other sums, with interest thereon, which may hereafter be lent to Mortgagor, or its successors or assigns, by Mortgagee, when evidenced by a promissory note or Note (or other writing) reciting that they are secured by this Mortgage.

     Without limiting the foregoing, this Mortgage also secures all obligations of the Mortgagor owed to the Mortgagee or an affiliate of the Mortgagee, whether absolute or contingent and howsoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement. For purposes hereof, the term "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     In addition to the foregoing, this Mortgage also secures future advances to Mortgagor and obligations of Mortgagor to Mortgagee, direct or indirect, absolute or contingent, including, without limitation, obligations under Rate Hedging Agreements, in an amount up to Five Million Dollars ($5,000,000) to the same extent as if the future obligation and/or advance were made on the date of this Mortgage.

     This Mortgage, the Notes, the Credit Agreement, any guaranty thereof and any other instrument given to evidence or further secure the payment and performance of any obligation secured hereby may hereafter be referred to collectively as the "Loan Instruments.


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                MORTGAGOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

Article 1. COVENANTS AND AGREEMENTS OF MORTGAGOR

         Mortgagor hereby covenants and agrees:

         1.01 Payment of Secured Obligations. To pay when due the principal of and interest on the indebtedness evidenced by the Notes, charges, fees and all other sums as provided in the Loan Instruments, and the principal of and interest on any future advances secured by this Mortgage.

         1.02 Maintenance, Repair, Alterations. To keep the Mortgaged Property in good condition and repair, not to remove, except as herein provided, or demolish (except such alterations as may be required by laws, ordinances or regulations) any of the Improvements without the prior written consent of the Mortgagee; to complete promptly and in good and workmanlike manner any building or other improvement which may be constructed on the Property and promptly restore in like manner any Improvement which may be damaged or destroyed thereon, and to pay when due, all claims for labor performed and materials furnished therefor, to comply with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Mortgaged Property or any part thereof or requiring any alterations or improvements; not to commit or permit any waste or deterioration of the Mortgaged Property, to keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas in good and neat order and repair; to comply with the provisions of any lease, if this Mortgage is on a leasehold; not to commit, suffer or permit any act to be done in or upon the Mortgaged Property in violation of any law, ordinance or regulation.

         1.03 Required Insurance. To at all times provide, maintain and keep in force the following policies of insurance:


          (a) Insurance against loss or damage to the Improvements by fire and any of the risks covered by insurance of the type now known as "fire and extended coverage", in an amount not less than the full replacement cost of the Improvements (exclusive of the cost of excavations, foundations and footing below the lowest basement floor); and with not more than Five Thousand Dollars ($5,000) deductible from the loss payable for any casualty. The policies of insurance carried in accordance with this subparagraph (a) shall contain the "Replacement Cost Endorsement";

          (b) Comprehensive public liability insurance (including coverage for elevators and escalators, if any, on the Mortgaged Property) on an "occurrence basis" against claims for "personal injury" including, without limitation, bodily injury, death or property damage occurring on, in or about the Mortgaged Property and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of One Million Dollars ($1,000,000) per occurrence with respect to personal injury or death to any one or more persons or damage to property;


          (c) During the course of any construction or repair of improvements on the Property, builder's completed value risk insurance against "all risks of physical loss", including collapse and transit coverage, during construction of such improvements, with


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     deductibles not to exceed Five Thousand Dollars ($5,000), in non-reporting form, covering the total value of work performed and equipment, supplies and materials furnished. Said policy of insurance shall contain the "permission to occupy upon completion of work or occupancy" endorsement;

          (d) During the course of any construction or repair of Improvements on the Property, worker's compensation insurance (including employer's liability insurance, if requested by Mortgagee) for all employees of Mortgagor engaged on or with respect to the Mortgaged Property in such amount as is customarily maintained by companies engaged in business similar to that of the Mortgagor, or, if such limits are established by law, in such amounts;

          (e) Flood insurance, if and to the extent required by law;

          (f) Such other insurance, and in such amounts, as may from time to time be customarily maintained by companies engaged in business similar to that of the Mortgagor against the same or other hazards; Mortgagee shall be listed as an additional insured under the insurance required under Paragraph 1.03(b). The insurance required by Paragraph 1.03(a) and (c) shall include a standard mortgagee clause in favor of and in form acceptable to Mortgagee.

     All policies of insurance required by the terms of this Mortgage shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of set off, counterclaim or deductions against Mortgagor.

         1.04 Delivery of Policies, Payment of Premiums. That all policies of insurance shall be issued by companies and in amounts in each company customarily maintained by companies engaged in business similar to that of the Mortgagor. All policies of insurance shall have attached thereto a lender's loss payable endorsement for the benefit of Mortgagee in form satisfactory to Mortgagee. Mortgagor shall furnish Mortgagee with an original policy or certified copies of all policies of required insurance. If Mortgagee consents to Mortgagor providing any of the required insurance through blanket policies carried by Mortgagor and covering more than one location, then Mortgagor shall furnish Mortgagee with a certificate of insurance for each such policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number, and the expiration date. Within ten (10) days of the Mortgagee's receipt of a notice of cancellation or expiration of insurance, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee of the payment of premium and the reissuance of a policy continuing insurance in force as required by this Mortgage. All such policies shall contain a provision that such policies will not be cancelled, amended, altered, changed or modified, nor shall any coverage therein be reduced, deleted, amended, modified, changed or cancelled by either the party named as the insured, or the insurance company issuing the policy without at least thirty (30) days prior written notice to Mortgagee. In the event Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Section, Mortgagee may procure such insurance or single-interest insurance for such risks covering Mortgagee's interest, and Mortgagor will pay all premiums thereon promptly upon


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demand by Mortgagee, and until such payment is made by Mortgagor the amount of all such premiums together with interest thereon at the highest default rate provided in the Notes, shall be secured by this Mortgage. After the occurrence of an event of default hereunder and at the request of Mortgagee, Mortgagor shall: (a) deposit with Mortgagee in monthly installments, an amount equal to one-twelfth (1/12) of the estimated aggregate annual insurance premiums on all policies of insurance required by this Mortgage, and (b) cause all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Mortgagee. Upon receipt of such bills, statements or other documents, and providing Mortgagor has deposited sufficient funds with Mortgagee pursuant to this Section 1.04, Mortgagee shall pay such amounts as may be due thereunder out of the funds so deposited with Mortgagee. If at any time and for any reason the funds deposited with Mortgagee are or will be insufficient to pay such amounts as may then or subsequently be due, Mortgagee shall notify Mortgagor and Mortgagor shall immediately deposit an amount equal to such deficiency with Mortgagee. Notwithstanding the foregoing, nothing contained herein shall cause Mortgagee to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this Section 1.04. Mortgagee may commingle said reserve with its own funds and Mortgagor shall be entitled to no interest thereon.

     1.05 Insurance Proceeds. That after the happening of any casualty to the Mortgaged Property or any part thereof, Mortgagor shall give prompt written notice thereof to Mortgagee.

          (a) In the event of any damage or destruction to the Improvements, Mortgagee shall receive the entire proceeds of any insurance payable on account thereof, provided, however, so long as no uncured event of default exists under the terms of the Loan Instruments and such damage or destruction can be repaired in a reasonable time and in any event prior to the maturity date of the Notes, such proceeds shall, at the option of Mortgagor, be made available to restore the Improvements to the same condition as existed immediately prior to such casualty. In the event such proceeds are insufficient to effect such restoration, Mortgagee shall have no obligation to make such proceeds available to restore the Improvements unless the Mortgagor furnishes satisfactory evidence of the availability of funds to complete such restoration. Provided, further, in the event that such insurance proceeds exceed the total cost of restoration, such excess proceeds shall be retained by Mortgagee and applied to reduce the then outstanding indebtedness evidenced by the Notes.

          (b) In the event of such loss or damage, all proceeds of insurance shall be payable to Mortgagee, and Mortgagor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Mortgagee. After consultation with Mortgagor, Mortgagee is hereby authorized and empowered by Mortgagor to settle, adjust or compromise any claims for loss, damage or destruction under any policy or policies of insurance.

          (c) Except to the extent that insurance proceeds are received by Mortgagee and applied to payment in full of the indebtedness secured hereby, nothing herein contained shall be deemed to excuse Mortgagor from repairing or maintaining the Mortgaged Property as provided in Section 1.02 hereof or restoring all damage or destruction to the Mortgaged Property, regardless of whether or not there are insurance

REAL ESTATE MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

PAGE 6

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         proceeds available or whether any such proceeds are sufficient in amount, and the application or release by Mortgagee of any insurance proceeds shall not cure or waive any default or notice of default under this Mortgage or invalidate any act done pursuant to such notice.

                  (d) Any insurance proceeds that are to be applied under the terms of this Mortgage for restoration of the Improvements shall be disbursed by Mortgagee in accordance with its standard disbursement procedures for construction loans.

         1.06 Assignment of Policies Upon Foreclosure. In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Mortgagor in and to all policies of insurance required by this Section shall inure to the benefit of and pass to the successor in interest to Mortgagor or the purchaser or grantee of the Mortgaged Property.

         1.07 Indemnification; Subrogation; Waiver of Offset.

                  (a) If Mortgagee is made a party defendant to any litigation concerning this Mortgage or the Mortgaged Property or any part thereof or interest therein, or the occupancy thereof by Mortgagor, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from all liability by reason of said litigation, including reasonable attorneys' fees and expenses incurred by Mortgagee in any such litigation, whether or not any such litigation is prosecuted to judgment, except for liability caused by Mortgagee's gross negligence or wilful misconduct. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or because of the breach by Mortgagor of any of the terms hereof, or for the recovery of any sum secured hereby, Mortgagor shall pay to Mortgagee reasonable attorneys' fees and expenses, and the right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Mortgage, Mortgagee may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Mortgagor, Mortgagor shall pay Mortgagee reasonable attorneys' fees and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of breach; (b) Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage; (c) All sums payable by Mortgagor hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any part thereof; (ii) any restriction or prevention of or interference with any use of the Mortgaged Property or any


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part thereof; (iii) any title defect or encumbrance or any eviction from the
Property or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Mortgagor, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagor, or by any court, in any such proceeding; (v) any claim which Mortgagor has or might have against Mortgagee; (vi) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Mortgagor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Mortgagor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, to the extent permitted by applicable law, Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Mortgagor.

1.08 Taxes and Impositions.

     (a) Mortgagor agrees to pay, prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including without limitation, nongovernmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Mortgaged Property, which are assessed or imposed upon the Mortgaged Property, or become due and payable, and which create, may create or appear to create a lien upon the Mortgaged Property, or any part thereof, or upon any Personal Property, equipment or other facility used in the operation or maintenance thereof (all of which taxes, assessments and other governmental charges of like nature are hereinafter referred to as "Impositions"); provided, however, that if, by law, any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Mortgagor may pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest;

     (b) If at any time after the date hereof there shall be assessed or imposed
(i) a tax or assessment on the Mortgaged Property in lieu of or in addition to the Impositions payable by Mortgagor pursuant to subparagraph (a) hereof, or
(ii) a license fee, franchise fee, tax or assessment imposed on Mortgagee and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in subparagraph
(a) hereof, and Mortgagor shall pay and discharge the same as herein provided with respect to the payment of Impositions. Anything to the contrary herein notwithstanding, Mortgagor shall have no obligation to pay any franchise, estate, inheritance, income, intangibles, excess profits or similar tax levied on Mortgagee or on the obligations secured hereby;

     (c) Subject to the provisions of subparagraph (d) of this Section 1.08, Mortgagor covenants to furnish Mortgagee within twenty (20) days after Mortgagee's written request to Mortgagor, official receipts of the appropriate taxing authority, or other



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proof satisfactory to Mortgagee, evidencing the payments of any such Impositions that were due and payable;

     (d) Mortgagor shall have the right before any delinquency occurs to contest or object to the amount or validity of any such Imposition by appropriate legal proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section 1.08, unless Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent to so contest or object to an Imposition, and unless, at Mortgagee's sole option, (i) Mortgagor shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (ii) Mortgagor shall furnish a good and sufficient bond or surety as requested by and satisfactory to Mortgagee; or (iii) Mortgagor shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of such proceedings;

     (e) After the occurrence of an event of default hereunder and at the request of Mortgagee, Mortgagor shall pay to Mortgagee, on the first (1st) day of each month, an amount equal to one-twelfth (1/12) of the annual Impositions reasonably estimated by Mortgagee to pay the installment of taxes next due on the Mortgaged Property. In such event, Mortgagor further agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Mortgagee. Upon receipt of such bills, statements or other documents, and providing Mortgagor has deposited sufficient funds with Mortgagee pursuant to this Section 1.08, Mortgagee shall pay such amounts as may be due thereunder out of the funds so deposited with Mortgagee. If at any time and for any reason the funds deposited with Mortgagee are or will be insufficient to pay such amounts as may then or subsequently be due, Mortgagee shall notify Mortgagor and Mortgagor shall immediately deposit an amount equal to such deficiency with Mortgagee. Notwithstanding the foregoing, nothing contained herein shall cause Mortgagee to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this Section 1.08. Mortgagee shall not be obliged to pay or allow any interest on any sums held by Mortgagee pending disbursement or application hereunder, and Mortgagee may impound or reserve for future payment of Impositions such portion of such payments as Mortgagee may in its absolute discretion deem proper, applying the balance on the principal of or interest on the obligations secured hereby. Should Mortgagor fail to deposit with Mortgagee (exclusive of that portion of said payments which has been applied by Mortgagee on the principal of or interest on the indebtedness secured by the Loan Instruments) sums sufficient to fully pay such Impositions at least thirty (30) days before delinquency thereof, Mortgagee may, at Mortgagee's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be secured hereby and shall be repayable to Mortgagee as herein elsewhere provided, or at the option of Mortgagee the latter may, without making any advance whatever, apply any sums held by it upon any obligation of the Mortgagor secured hereby. Should any default occur or exist on the part of the Mortgagor in the payment or performance of any of Mortgagor's obligations under the terms of the Loan Instruments, Mortgagee may, at any time at Mortgagee's option, apply any sums or amounts in its hands received pursuant hereto, or as rents or income of the Mortgaged Property or otherwise, upon any indebtedness or obligation of the Mortgagor secured hereby in such manner and order as Mortgagee may elect. The receipt, use or application of any such sums paid by Mortgagor to Mortgagee hereunder shall not be construed to affect the maturity of any indebtedness secured by this Mortgage or any of the rights or powers of Mortgagee under the terms of the Loan Instruments or any of the obligations of Mortgagor under this Mortgage;

          (f) Mortgagor covenants and agrees not to suffer, permit or initiate the joint assessment of the real and personal property, or any other procedure whereby the lien of the real property taxes and the lien of the personal property taxes shall be assessed, levied or charged to the Mortgaged Property as a single lien; and

          (g) If requested by Mortgagee, Mortgagor shall cause to be furnished to Mortgagee a tax reporting service covering the Mortgaged Property of the type, duration and with a company satisfactory to Mortgagee.

         1.09 Utilities. To pay when due all utility charges which are incurred by Mortgagor for the benefit of the Mortgaged Property or which may become a charge or lien against the Mortgaged Property for gas, electricity, water or sewer services furnished to the Mortgaged Property and all other assessments or charges of a similar nature, whether public or private, affecting the Mortgaged Property or any portion thereof, whether or not such taxes, assessments or charges are liens thereon.

         1.10 Ground Leases. To pay when due all rents and other payments and perform all covenants and agreements contained in any lease, sublease or ground lease which may constitute a portion of or an interest in the Property; not to surrender, assign or sublease any such lease, sublease or ground lease, nor take any other action which would effect or permit the termination of any such lease, sublease or ground lease. Mortgagor covenants to furnish to Mortgagee within thirty (30) days after the date upon which such rents or other payments are due and payable by Mortgagor, receipts or other evidence satisfactory to Mortgagee evidencing the payment thereof.

         1.11 Actions Affecting Mortgaged Property. To appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee; and to pay all costs and expenses, including costs of evidence of title and attorney's fees, in any such action or proceeding in which Mortgagee may appear.

         1.12 Actions by Mortgagee to Preserve Mortgaged Property. That should Mortgagor fail to make any payment or to do any act that constitutes an event of default under any of the Loan Instruments, Mortgagee in its own discretion, without obligation so to do, after written notice to Mortgagor, and without releasing Mortgagor from any obligation, may make or do the same in such manner and to such extent as may be deemed necessary to protect the security hereof. In connection therewith (without limiting its general powers), Mortgagee shall have and is hereby given the right, but not the obligation, (i) to enter upon and take possession of the Mortgaged Property in accordance with applicable law,
(ii) to make additions, alterations, repairs and improvements to the Mortgaged Property which it may consider necessary or proper to keep the Mortgaged Property in good condition and repair; (iii) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Mortgagee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of it may affect or appears to affect the security of this Mortgage or be prior or superior hereto; and (v) in exercising such powers, to pay necessary expenses, including employment of counsel or other necessary or desirable consultants. Mortgagor shall, immediately upon demand therefor by Mortgagee, pay all reasonable costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing rights, including, without limitation, costs of evidence of title, court costs, appraisals, surveys and reasonable attorneys' fees.

         1.13 Survival of Warranties. To fully and faithfully satisfy and perform the obligations of Mortgagor contained in the Credit Agreement, and each agreement of Mortgagor incorporated by reference therein or herein, and any modification or amendment thereof. All representations, warranties and covenants of Mortgagor contained therein or incorporated by reference shall survive the advances evidenced by the Notes and shall remain continuing obligations, warranties and representations of Mortgagor during any time when any portion of the obligations secured by this Mortgage remain outstanding.

         1.14 Eminent Domain. That should the Mortgaged Property, or any part thereof or interest therein, be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner ("Condemnation"), or should Mortgagor receive any notice or other information regarding such proceeding, Mortgagor shall give prompt written notice thereof to Mortgagee.

                  (a) Mortgagee shall be entitled to all compensation, awards and other payments or relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name any such action or proceeding. Upon consultation with Mortgagor, Mortgagee shall also be entitled to make any compromise or settlement in connection with such taking or damage. All such compensation, awards, damages, rights of action and proceeds awarded to Mortgagor (the "Proceeds") are hereby assigned to Mortgagee and Mortgagor agrees to execute such further assignments of the Proceeds as Mortgagee may require.

                  (b) In the event any portion of the Mortgaged Property is so taken or damaged, Mortgagee shall have the option, in its sole and absolute discretion, to apply all such Proceeds, after deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including attorneys' fees, incurred by it in connection with such Proceeds, upon any indebtedness secured hereby and in such order as Mortgagee may determine, or to apply all such Proceeds, after such deductions, to the restoration of the Mortgaged Property upon such conditions as Mortgagee may determine. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

          1.15 Additional Security. That in the event Mortgagee at any time holds additional security for any of the obligations secured hereby, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder.

         1.16 Successors and Assigns. That this Mortgage applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns.

         1.17 Inspections. That Mortgagee, or its agents, representatives or workmen, are authorized to enter at any reasonable time upon or in any part of the Mortgaged Property for the purpose of inspecting the same and for the purpose of performing any of the acts it is authorized to perform under the terms of any of the Loan Instruments.

         1.18 Liens. To pay when due, at Mortgagor's cost and expense, all liens, encumbrances and charges upon the Mortgaged Property, or any part thereof or interest therein; provided that the existence of any mechanic's, laborer's, materialman's, supplier's, or vendor's lien or right thereto shall not constitute a violation of this Section if payment is not yet due under the contract which is the foundation thereof and if such contract does not postpone payment for more than fifty-five (55) days after the performance thereof. Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance or charge, provided Mortgagor shall first deposit with Mortgagee a bond or other security satisfactory to Mortgagee in such amounts as Mortgagee shall reasonably require, but not more than one and one-half of the amount of the claim, and provided further, that Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged. If Mortgagor shall fail to discharge any such lien, encumbrance or charge, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law.

         1.19 Mortgagee's Powers. Without affecting the liability of any other person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of all unpaid obligations, Mortgagee may, from time to time and without notice (i) release any person so liable, (ii) extend the maturity or alter any of the terms of any such obligation, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

         1.20 Tradenames. At the request of Mortgagee, Mortgagor shall execute a certificate in form satisfactory to Mortgagee listing the tradenames under which Mortgagor intends to operate the Mortgaged Property, and representing and warranting that Mortgagor does business under no other tradenames with respect to the Mortgaged Property. Mortgagor shall immediately notify Mortgagee in writing of any change in said tradenames, and will, upon request of Mortgagee, execute any additional financing statements and other certificates revised to reflect the change in tradename.

         1.21 Reimbursement for Expenses. Mortgagor shall pay all costs incidental to the Mortgaged Property and/or the indebtedness secured hereby, including, but not limited to, title insurance, survey charges, reasonable attorneys' costs and fees, appraisals, insurance, inspecting engineers' and/or architects' fees, fees for environmental assessments, any and all expenses incurred by Mortgagee with respect to environmental matters and all other incidental expenses of Mortgagee with respect to the Mortgaged Property and/or the indebtedness secured hereby. All such fees and expenses shall be paid by Mortgagor upon receipt of a statement therefor.

         1.22 Environmental Indemnity. Mortgagor agrees to:

               (i) conduct and complete all investigations, studies, sampling and testing, and all remedial removal and other actions necessary to clean up and remove all Hazardous Materials (as hereinafter defined) on, under, from or affecting the Mortgaged Property in accordance with all applicable federal, state and local laws, ordinances, rules, regulations and policies, and in accordance with the orders and directives of all federal, state and local governmental authorities; and

               (ii) defend, indemnify and hold harmless Mortgagee, its employees, agents, officers and directors from and against any claims, demands, penalties fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, including attorneys' fees, fees of environmental consultants and laboratory fees, known or unknown, contingent or otherwise arising out of or in any way related to:


               (1) the presence, disposal, release or threatened release of any Hazardous Materials on, over, under, from or affecting the Mortgaged Property or the soil, water, vegetation, buildings, personal property, persons or animals thereon;

               (2) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials;

               (3) any lawsuit brought or threatened, settlement reached or governmental order relating to such Hazardous Materials; and/or

               (4) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials.

         In the event the Mortgage is foreclosed or Mortgagor tenders a deed in lieu of foreclosure, Mortgagor shall deliver the Mortgaged Property to Mortgagee free of any and all Hazardous Materials so that the condition of the Mortgaged Property shall conform with all applicable federal, state and local laws, ordinances, rules or regulations affecting the Mortgaged Property. For purposes of this Mortgage, "Hazardous Materials" includes, without limitation, any existing and future asbestos, polychlorinated biphenyls and petroleum products and any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, regulated, hazardous or toxic substances, infectious materials or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USC ss.9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 USC ss.1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 USC ss.6901 et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local governmental law, ordinance, rule or regulation concerning health, safety and protection of, or regulation of the discharge of substances into, the environment. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities Mortgagor may have to Mortgagee at common law and shall survive the repayment of all sums due under the Notes and the other Loan Instruments and the satisfaction of all of the other obligations of Mortgagor hereunder and under the other Loan Instruments.

Article 2. ASSIGNMENT OF RENTS, ISSUES AND PROFITS

         2.01 Assignment of Rents. Mortgagor hereby assigns and transfers to Mortgagee all the rents, issues and profits of the Mortgaged Property, and hereby gives to and confers upon Mortgagee the right, power and authority to collect such rents, issues and profits. Mortgagor irrevocably appoints Mortgagee its true and lawful attorney-in-fact, at the option of Mortgagee at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Mortgagor or Mortgagee, for all such rents, issues and profits and apply the same to the indebtedness secured hereby; provided, however, that Mortgagor shall have the right to collect such rents, issues and profits (but not more than two months in advance) prior to or at any time there is not an event of default under any of the Loan Instruments. The assignment of the rents, issues and profits of the Mortgaged Property in this Article II is intended to be an absolute assignment from Mortgagor to Mortgagee and not merely the passing of a security interest; provided that Mortgagee shall not have the right to collect the same until there has been a default by the Mortgagor under any of the covenants of the Loan Instruments.

         2.02 Collection Upon Default. Upon any event of default under any of the Loan Instruments, Mortgagee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Mortgaged Property, or any part thereof, in its own name sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including attorneys' fees, upon any indebtedness secured hereby, and in such order as Mortgagee may determine. The collection of such rents, issues and profits, or the entering upon and taking possession of the Mortgaged Property, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default.

         2.03 Assignment of Leases. Mortgagor hereby assigns and transfers to Mortgagee as additional security for the payment of the indebtedness secured hereby, all present and future leases and subleases of all or any part of the Mortgaged Property and agrees to execute and deliver, at the request of Mortgagee, all such further assurances and assignments of the Mortgaged Property as Mortgagee shall from time to time require. In the event Mortgagor, as such additional security has sold, transferred and assigned, or may hereafter sell, transfer and assign, to Mortgagee, its successors and assigns, any interest of Mortgagor as lessor in any lease or leases, Mortgagor expressly covenants and agrees that if Mortgagor, as lessor under said lease or leases so assigned shall fail to perform and fulfill any term, covenant, condition or provision in said lease or leases, or any of them, on its part to be performed or fulfilled, at the times and in the manner in said lease or leases provided, or if Mortgagor shall suffer or permit to occur any breach or default under the provisions of any such assignment of any lease or leases, then and in any such event, such breach or default shall constitute an event of default hereunder as such term is defined in Section 4.01 hereof.

         2.04 Mortgagee's Right of Possession in Case of Default. In any case in which under the provisions of this Mortgage Mortgagee has a right to institute foreclosure proceedings, whether before or after the whole principal sum secured hereby is declared to be immediately due, or whether before or after the institution of legal proceedings to foreclose the lien hereof or before or after sale thereunder, forthwith, upon demand of Mortgagee, Mortgagor shall surrender to Mortgagee and Mortgagee shall be entitled to take actual possession of the Mortgaged Property or any part thereof personally, or by its agent or attorneys, as for condition broken. In such event Mortgagee in its discretion may, with process of law, enter upon and take and maintain possession of all or any part of the Mortgaged Property, together with all documents, books, records, papers, and accounts of Mortgagor or then owner of the Mortgaged Property relating thereto, and may exclude Mortgagor, its agents or servants, wholly therefrom and may as attorney in fact or agent of Mortgagor, or in its own name as Mortgagee and under the powers herein granted, hold, operate, manage and control the Mortgaged Property and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns, may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Mortgaged Property, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent, and with full power: (a) to cancel or terminate any lease or sublease for any cause or on any ground which would entitle Mortgagor to cancel the same; (b) to elect to disaffirm any lease or sublease which is then subordinate to the lien hereof; (c) to extend or modify any then existing leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the indebtedness hereunder and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Mortgaged Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the indebtedness secured hereby, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser; (d) to make all necessary or proper repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements to the Mortgaged Property as to it may seem judicious; (e) to insure and reinsure the same and all risks incidental to Mortgagee's possession, operation and management thereof; and (f) to receive all of such avails, rents, issues and profits; hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Mortgagor.

         Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any leases. Mortgagor shall and does hereby agree to indemnify and hold Mortgagee harmless of and from any and all liability, loss or damage which it may or might incur under said leases or under or by reason of the assignment thereof and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said leases, except for liabilities, losses or damages caused by Mortgagee's gross negligence or wilful misconduct. Should Mortgagee incur any such liability, loss or damage, under said leases or under or by reason of the assignment thereof, or in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be secured hereby, and Mortgagor shall reimburse Mortgagee therefor immediately upon demand.

         2.05 Application of Income Received by Mortgagee. Mortgagee, in the exercise of the rights and powers hereinabove conferred upon it by Section 2.01 and Section 2.04 hereof, shall have full power to use and apply the avails, rents, issues and profits of the Mortgaged Property to the payment of or on account of the following, in such order as Mortgagee may determine:

               (a) to the payment of the operating expenses of the Mortgaged Property, including cost of management and leasing thereof (which shall include reasonable compensation to Mortgagee and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;


               (b) to the payment of taxes and special assessments now due or which may hereafter become due on the Mortgaged Property;

               (c) to the payment of all repairs, decorating, renewals, replacements, alterations, additions, betterments, and improvements of the Property, and of placing the Mortgaged Property in such condition as will, in the judgment of Mortgagee, make it readily rentable;

               (d) to the payment of any indebtedness secured hereby or any deficiency which may result from any foreclosure sale.

Article 3. SECURITY AGREEMENT

         3.01 Creation of Security Interest. Mortgagor hereby grants to Mortgagee a security interest in the Personal Property, including without limitation, any and all property of similar type or kind hereafter located on or at the Property for the purpose of securing all obligations of Mortgagor contained in any of the Loan Instruments.

         3.02 Warranties, Representations and Covenants of Mortgagor. Mortgagor hereby warrants, represents and covenants, except as otherwise disclosed or permitted in the Credit Agreement, as follows:

          (a) Except for the security interest granted hereby, Mortgagor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any adverse lien, security interest, encumbrance or adverse claims thereon of any kind whatsoever except Permitted Encumbrances (as defined in the Credit Agreement). Mortgagor will notify Mortgagee of, and will defend the Personal Property against, all claims and demands of all persons at any time claiming the same or any interest therein;

                  (b) Except in the ordinary course of Mortgagor's business and except as otherwise provided in the Credit Agreement, Mortgagor will not lease, sell, convey or in any manner transfer the Personal Property without the prior written consent of Mortgagee;

               (c) The Personal Property is not used or bought for personal, family or household purposes;

               (d) The Personal Property will be kept on or at the Property and Mortgagor will not remove the Personal Property from the Property without the prior written consent of Mortgagee, except as provided in the Credit Agreement, and except such portions or items of Personal Property which are consumed, replaced or worn out in ordinary usage, all of which shall be promptly replaced by Mortgagor;

               (e) Mortgagor maintains a place of business in the State of Indiana and Mortgagor will immediately notify Mortgagee in writing of any change in its place of business as set forth in the beginning of this Mortgage;

               (f) Mortgagee is authorized to file one or more financing statements and renewals and amendments thereof pursuant to the Uniform Commercial Code of Indiana in form satisfactory to Mortgagee, and Mortgagor will pay the cost of filing the same in all public offices wherever filing is deemed by Mortgagee to be necessary or desirable;

               (g) All covenants and obligations of Mortgagor contained herein relating to the Mortgaged Property shall be deemed to apply to the Personal Property whether or not expressly referred to herein;

               (h) This Mortgage constitutes a Security Agreement as that term is used in the Uniform Commercial Code of Indiana.

Article 4. REMEDIES UPON DEFAULT

     4.01 Events of Default. Any of the following events shall be deemed an event of default hereunder:

          (a) A "Default" shall occur under the Credit Agreement; or

          (b) A writ of execution or attachment or any similar process shall be issued or levied against all or any part of the Mortgaged Property, or any judgment involving monetary damages shall be entered against Mortgagor which shall become a lien on the Mortgaged Property, or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty
     (60) days after its entry or levy; or

          (c) Except as provided herein or in the Credit Agreement, Mortgagor sells, assigns, conveys or otherwise transfers any part of its ownership (either legal or equitable) in the Mortgaged Property, without the prior written consent of Mortgagee; or

          (e) Except as provided in the Credit Agreement, the Mortgaged Property is further encumbered by a mortgage, deed of trust or other security instrument, without the prior written consent of Mortgagee; or

          (f) The institution of any foreclosure proceeding by the holder of any mortgage or lien upon the Mortgaged Property or security interest in the Personal Property.

     4.02 Acceleration Upon Default, Additional Remedies. Upon the occurrence of any event of default, Mortgagee may declare all indebtedness secured hereby to be due and payable and the same shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind. Thereafter, Mortgagee may:

                  (a) Either in person or by agent, with or without bringing any action or proceeding, enter upon and take possession of the Mortgaged Property in accordance with applicable law, or any part thereof, in its own name, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Mortgaged Property or part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Mortgaged Property, sue for or otherwise collect the rents, issues and profits thereof, including those past due and unpaid, and apply the same in accordance with Section 2.05 hereof. The entering upon and taking possession of the Mortgaged Property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and notwithstanding the continuance in possession of the Mortgaged Property or the collection, receipt and application of rents, issues or profits, Mortgagee shall be entitled to exercise every right provided for in any of the Loan Instruments or by law upon occurrence of any event of default;

          (b) Commence an action to foreclose this Mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;


          (c) Exercise any or all of the remedies available to a secured party under the Uniform Commercial Code of Indiana, including, but not limited to:

               (i) Either personally or by means of a court appointed receiver, take possession of all or any of the Personal Property and exclude therefrom Mortgagor and all others claiming under Mortgagor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Mortgagor in respect to the Personal Property or any part thereof. In the event Mortgagee demands or attempts to take possession of the Personal Property in the exercise of any rights under any of the Loan Instruments, Mortgagor promises and agrees to promptly turn over and deliver complete possession thereof to Mortgagee;


               (ii) Without notice to or demand upon Mortgagor, make such payments and do such acts as Mortgagee may deem necessary to protect its security interest in the Personal Property, including without limitation, paying, purchasing, contesting, or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority to pay all expenses incurred in connection therewith;

               (iii) Require Mortgagor to assemble the Personal Property or any portion thereof, at a place designated by Mortgagee and reasonably convenient to both parties, and promptly to deliver such Personal Property to Mortgagee, or an agent or representative designated by it. Mortgagee, and its agents and representatives shall have the right to enter upon any or all of Mortgagor's premises and property to exercise Mortgagee's rights hereunder;

               (iv) Sell, lease or otherwise dispose of the Personal Property at public sale, with or without having the Personal Property at the place of sale, and upon such terms and in such manner as Mortgagee may determine. Mortgagee may be a purchaser at any such sale;

               (v) Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee shall give Mortgagor at least ten (10) days prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof. Such notice may be mailed to Mortgagor at the address set forth at the beginning of this Mortgage.

         4.03 Foreclosure; Expense of Litigation. When the indebtedness hereby secured, or any part thereof, shall become due, whether by acceleration or otherwise, Mortgagee shall have the right to foreclose the lien hereof for such indebtedness or part thereof. In any suit to foreclose the lien hereof or to enforce the obligations of Mortgagee hereunder or under the Notes or the Credit Agreement or any other instrument securing the performance of such obligations, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys' costs and fees (including the costs and fees of paralegals), survey charges, appraisers' fees, inspecting engineers' and/or architects' fees, fees for environmental studies and assessments and all additional expenses incurred by Mortgagee with respect to environmental matters, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of, or the environmental condition of, the Mortgaged Property. All expenditures and expenses of the nature in this paragraph mentioned, and such expenses and fees as may be incurred in the protection of the Mortgaged Property and the maintenance of the lien of this Mortgage, including the fees of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Notes or the Mortgaged Property, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any suit or proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon at the highest default rate provided in the Notes and shall be secured by this Mortgage.

         4.04 Application of Proceeds of Foreclosure Sale. The proceeds of any foreclosure sale of the Mortgaged Property shall be distributed and applied in the following order of priority: First, on account of all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in the preceding paragraph hereof; second, all other items which under the terms hereof constitute secured indebtedness additional to that evidenced by the Notes, with interest thereon as herein provided; third, all principal and interest remaining unpaid on the Notes; fourth, any overplus to Mortgagor, its successors or assigns, as their rights may appear.

         4.05 Appointment of Receiver. Upon, or at any time after the filing of a complaint to foreclose this Mortgage, Mortgagee shall be entitled to the appointment of a receiver of the Mortgaged Property by the court in which such complaint is filed, and Mortgagor hereby consents to such appointment. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the then value of the Mortgaged Property or whether the same shall be then occupied as a homestead or not and Mortgagee or any holder of the Notes may be appointed as such receiver. Such receiver shall have power: (a) to collect the rents, issues and profits of the Mortgaged Property during the pendency of such foreclosure suit and, in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits; (b) to extend or modify any then existing leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the indebtedness hereunder and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the mortgage indebtedness, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser; and (c) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management, and operation of the premises during the whole of said period. The court from time to time may authorize the receiver to apply the net income in his hands in payment in whole or in part of: (a) the indebtedness secured hereby, or by any decree foreclosing this mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale; (b) the deficiency in case of a sale and deficiency.

         4.06 Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Mortgage or under any Credit Instrument or other agreement or any laws now or hereafter in force, notwithstanding some or all of the said indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement whether by court action or pursuant to the other powers herein contained, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may, in its absolute discretion determine. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Instruments to Mortgagee may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee and Mortgagee may pursue inconsistent remedies.

Article 5. MISCELLANEOUS

         5.01 Governing Law. This Mortgage shall be governed by the laws of the State of Indiana. In the event that any provision or clause of any of the Loan Instruments conflicts with applicable laws, such conflicts shall not affect other provisions of such Loan Instruments which can be given effect without the conflicting provision, and to this end the provisions of the Loan Instruments are declared to be severable.

         5.02 Mortgagor Waiver of Rights. To the extent permitted by law, Mortgagor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, and (ii) the benefit of all laws that may be hereafter enacted in any way extending the time for the enforcement of the collection of the Notes or the debt evidenced thereby or creating or extending a period of redemption from any sale made in collecting said debt. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor, Mortgagor's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshaling in the event of foreclosure of the liens hereby created. If any law referred to in this Section and now in force, of which Mortgagor, Mortgagor's heirs, devisees, representatives, successors and assigns or other person might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section. Mortgagor expressly waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the laws of the State of Indiana pertaining to the rights and remedies of sureties.

         5.03 Limitation of Interest. It is the intent of Mortgagor and Mortgagee in the execution of this Mortgage and the Notes and all other instruments securing the Notes to contract in strict compliance with the usury laws of the State of Indiana governing the loan evidenced by the Notes. In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in the Loan Instruments shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Indiana governing the loan evidenced by the Notes. Mortgagor or any guarantor, endorser or other party now or hereafter becoming liable for the payment of the Notes shall never be liable for unearned interest on the Notes and shall never be required to pay interest on the Notes at a rate in excess of the maximum rate of interest that may be lawfully charged under the laws of the State of Indiana and the provisions of this Section shall control over all other provisions of the Notes and any other instrument executed in connection herewith which may be in apparent conflict herewith. In the event any holder of the Notes shall collect monies which are deemed to constitute interest in excess of the maximum rate permitted by the laws of the State of Indiana, all such sums deemed to constitute interest in excess of the maximum legal rate shall be immediately returned to the Mortgagor upon such determination.

         5.04 Statements by Mortgagor. Mortgagor, within ten (10) days after being given notice by mail, will furnish to Mortgagee a written statement stating the unpaid principal of and interest on the Notes and any other amounts secured by this Mortgage and stating whether any offset or defense exists against such principal and interest.

         5.05 Notices. Whenever Mortgagee or Mortgagor shall desire to give or serve any notice, demand, request or other communication with respect to this Mortgage, each such notice, demand, request or other communication shall be in writing and shall be effective only if the same is delivered by personal service or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the address set forth at the beginning of this Mortgage. Any party may at any time change its address for such notices by delivering or mailing to the other parties hereto, as aforesaid, a notice of such change.

         5.06 Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a part of this Mortgage.

         5.07 Invalidity of Certain Provisions. If the lien of this Mortgage is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Mortgaged Property, the unsecured or partially secured portion of the debt shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Mortgage.

         5.08 No Merger. If both the Lessor's and Lessee's estates under any lease or any portion thereof which constitutes a part of the Mortgaged Property shall at any time become vested in one owner, this Mortgage and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger and, in such event, Mortgagee shall continue to have and enjoy all of the rights and privileges of Mortgagee as to the separate estates. In addition, upon the foreclosure of the lien created by this Mortgage on the Mortgaged Property pursuant to the provisions hereof, any leases or subleases then existing and created by Mortgagor shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Mortgagee or any purchaser at any such foreclosure sale shall so elect. No act by or on behalf of Mortgagee or any such purchaser shall constitute a termination of any lease or sublease unless Mortgagee or such purchaser shall give written notice thereof to such tenant or subtenant.

         5.09 Subrogation. To the extent that proceeds of the Notes are used to pay any outstanding lien, charge or prior encumbrance against the Mortgaged Property, such proceeds have been or will be advanced by Mortgagee at Mortgagor's request and Mortgagee shall be subrogated to any and all rights and liens owned or held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

         5.10 Waiver and Amendment. This Mortgage may be modified or amended only by an agreement in writing signed by Mortgagor and Mortgagee. No waiver of any term or provision hereof shall be effective unless made in writing and signed by the party against whom it is sought to be enforced. Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of such terms or provisions and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of such terms and provisions.

         5.11 Revolving Credit. This Mortgage secures, in part, the obligations of Mortgagor under and pursuant to the revolving credit facility in the maximum principal amount of Five Million Dollars ($5,000,000) evidenced by the Credit Note, and it is expressly agreed that the lien of this Mortgage shall continue despite the fact that the indebtedness evidenced by the Notes may, from time to time, be fully paid, and despite that the aggregate amount of the advances evidenced by the Notes may exceed the initial aggregate principal balance secured by this Mortgage, and despite certain advances may be non-obligatory, until the obligations of Mortgagee to make further advances under the Notes are terminated and all the indebtedness and obligations secured hereby are fully and finally paid or performed.

         5.12 Fixture Filing. Mortgagor and Mortgagee agree that, as provided in the Code, this Mortgage shall be effective from the date of its recording as a fixture filing with respect to all goods constituting part of the Mortgaged Property which are or are to become fixtures related to the real estate described herein. For this purpose, the following information is set forth:

          a. Name and Address of Debtor: Casting Technology Company 1450 Musicland Drive Franklin, Indiana 46131

          b.   Name and Address of Secured Party:

               The Provident Bank
               One East Fourth Street
               Cincinnati, Ohio 45202


          c.   This document covers goods which are or are to become fixtures.

          d. The real estate to which such fixtures are or are to be attached is that described in Exhibit A attached hereto, the record owner of which is Mortgagor.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year first above written.

                                         "MORTGAGOR"

                                         CASTING TECHNOLOGY COMPANY,
                                         an Indiana general partnership

                                         By AMCAST CASTING TECHNOLOGIES, INC.,
                                         its general partner


                                         By:_________________________________

                                            Printed Name:_____________________
                                            Title:____________________________



                                         By IZUMI, INC.,
                                         its general partner


                                         By:_________________________________

                                            Printed Name:______________________
                                            Title:_____________________________



                                 ACKNOWLEDGMENT

STATE OF INDIANA )
                 )SS:
COUNTY OF        )

         Before me, a Notary Public in and for said County and State, personally appeared _____________________, known to me to be the ________________ of AMCAST
CASTING TECHNOLOGIES, INC., a general partner of CASTING TECHNOLOGY COMPANY, an Indiana general partnership and acknowledged the execution of the foregoing Real Estate Mortgage, Security Agreement and Fixture Filing for and on behalf of said partnership.

Witness my hand and Notarial Seal, this ______ day of September, 2003.



                                            -------------------------------
                                            Notary Public - Signature

                                            -------------------------------
                                            Notary Public - Printed

                                            My Commission Expires:

                                            My County of Residence:

STATE OF INDIANA )
                 )SS:
COUNTY OF        )

         Before me, a Notary Public in and for said County and State, personally appeared _____________________, known to me to be the ________________ of IZUMI,
INC., a general partner of CASTING TECHNOLOGY COMPANY, an Indiana general partnership and acknowledged the execution of the foregoing Real Estate Mortgage, Security Agreement and Fixture Filing for and on behalf of said partnership.

         Witness my hand and Notarial Seal, this ______ day of September, 2003.


                                         ___________________________
                                         Notary Public - Signature



                                         ____________________________
                                         Notary Public - Printed

My Commission Expires:                   My County of Residence:



This instrument prepared by Michael J. Kaye, Attorney At Law, BARNES & THORNBURG, 11 South Meridian Street, Indianapolis, Indiana 46204.

                                                                   EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                             DESCRIPTION OF PROPERTY

     All tangible personal property now or hereafter owned by Mortgagor and used or intended for use in constructing, furnishing, equipping and operating all improvements located on the real estate described in Exhibit A attached hereto (the "Property"), as the same may be completed or enlarged from time to time, including, without limiting the generality of the foregoing, any and all buildings and improvements now or hereafter erected thereon, including, but not limited to, building materials and supplies stored on the Property, fixtures, attachments, appliances, equipment, machinery and other articles attached to said buildings and improvements (the "Improvements"), including all goods, machinery, tools, insurance proceeds, equipment (including fire sprinklers and alarm systems, office air conditioning, heating, refrigerating, electronic monitoring, entertainment, recreational, window or structural cleaning rigs, maintenance equipment, exclusion of vermin or insects, removal of dust, refuse or garbage, and all other equipment of every kind), lobby and all other indoor and outdoor furniture (including tables, chairs, planters, desks, sofas, shelves, lockers and cabinets), wall beds, wall safes, furnishings, appliances (including ice boxes, refrigerators, fans, heaters, stoves, water heaters and incinerators), rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains, lamps, chandeliers and other lighting fixtures and office maintenance and other supplies (hereinafter collectively called the "Personal Property"); and

     All estate, interest, right, title and any other demand or claim, which Mortgagor now has or may hereafter acquire in any plans and specifications, construction contracts, construction management agreements, material purchase agreements, builder's and manufacturer's warranties and insurance proceeds with respect to the Property, the Improvements or the Personal Property, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, the Personal Property or the Improvements, including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages; together with all rents, issues, profits, royalties, income and other benefits derived from the Property, (collectively the "Rents"), subject to the right, power and authority given to Mortgagor to collect and apply such Rents; together with all leasehold estate, right, title and interest of Mortgagor in and to all leases or subleases covering the Property and/or the Improvements or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Mortgagor thereunder, including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature; together with all right, title and interest of Mortgagor in and to all options to purchase or lease the Property and/or the Improvements or any portion thereof or interest therein, and any greater estate in the Property and/or the Improvements owned or hereafter acquired; together with all interests, estate or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Property and/or the Improvements.

                                                                     EXHIBIT C

                              PERMITTED EXCEPTIONS

          1.   The lien for real estate taxes not yet due and payable.

          2. Easement granted to United Telephone Company of Indiana by instrument dated May 3, 1996 and recorded June 13, 1996 as Instrument Number 96-12844, as shown on the survey by Brian C. Rismiller of Benchmark Surveying, Inc. last certified September 10, 2003 as Project No. 1-18860 (the "Survey").

          3. Permanent Easement for Roadway granted to the City of Franklin, State of Indiana, by instrument dated March 2, 1994, and recorded March 17, 19943, as Instrument No. 94-006475, in Book 275 at page 612, as shown on the Survey.